UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a)

of the Securities Exchange Act of 1934

(Amendment No.     )

Filed by the Registrant  ☒

Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☐	Preliminary Proxy Statement	☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-11(c) or §240.14a-12

Amazon.com, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

NOTICE OF 2004 ANNUAL MEETING OF SHAREHOLDERS

To Be Held May 25, 2004

The 2004 Annual Meeting of Shareholders of Amazon.com, Inc. (the “Annual Meeting”) will be held at 9:00 a.m., Pacific Time, on Tuesday, May 25, 2004 in the Bay Auditorium of The Bell Harbor International Conference Center, 2211 Alaskan Way, Pier 66, Seattle, Washington 98121, for the following purposes:

1. To elect seven Directors to serve until the next Annual Meeting of Shareholders and until their respective successors are elected and qualified;

2. To ratify the appointment of Ernst & Young LLP as independent auditors for the fiscal year ending December 31, 2004;

3. To consider and act upon the shareholder proposal described herein, if properly presented at the Annual Meeting; and

4. To transact such other business as may properly come before the meeting or any adjournment or postponement thereof.

Our Board of Directors recommends you vote “FOR” the election of each of the nominees to the Board, “FOR” the ratification of the appointment of Ernst & Young LLP as independent auditors, and “AGAINST” the shareholder proposal.

The Board of Directors has fixed March 29, 2004 as the record date for determining shareholders entitled to receive notice of, and to vote at, the Annual Meeting or any adjournment or postponement thereof. Only shareholders of record at the close of business on that date will be entitled to notice of, and to vote at, the Annual Meeting.

All shareholders are invited to attend the Annual Meeting in person. However, even if you expect to be present at the Annual Meeting, we ask that as promptly as possible you either vote via the Internet or by telephone by following the instructions on your proxy card, or mark, sign, date, and return the enclosed proxy card in the postage-paid envelope provided. Shareholders attending the Annual Meeting may vote in person even if they have previously voted. If you are unable to attend the Annual Meeting in person, you can listen to the webcast live, or on replay, by visiting www.amazon.com/ir.

By Order of the Board of Directors

L. Michelle Wilson

Secretary

Seattle, Washington

April 12, 2004

AMAZON.COM, INC.

PROXY STATEMENT

ANNUAL MEETING OF SHAREHOLDERS

To Be Held on Tuesday, May 25, 2004

General

The enclosed proxy is solicited by the Board of Directors of Amazon.com, Inc. (the “Company” or “Amazon.com”) for use at the Annual Meeting of Shareholders of the Company to be held at 9:00 a.m., Pacific Time, on Tuesday, May 25, 2004, in the Bay Auditorium of the Bell Harbor International Conference Center, 2211 Alaskan Way, Pier 66, Seattle, Washington 98121, and at any adjournment or postponement thereof.

The Company’s principal offices are located at 1200 12th Avenue South, Suite 1200, Seattle, Washington 98144. This Proxy Statement and the accompanying proxy card are first being mailed to the shareholders of the Company on or about April 12, 2004.

Outstanding Securities and Voting Rights

Only holders of record of the Company’s common stock, par value $0.01 per share (the “Common Stock”), at the close of business on March 29, 2004, the record date, will be entitled to notice of, and to vote at, the Annual Meeting. On that date, the Company had 404,878,050 shares of Common Stock outstanding. Each share of Common Stock is entitled to one vote at the Annual Meeting.

A majority of the outstanding shares of Common Stock present in person or represented by proxy constitutes a quorum for the transaction of business at the Annual Meeting. Abstentions and broker nonvotes will be included in determining the presence of a quorum at the Annual Meeting.

Proxy Voting

Shares that are properly voted via the Internet or by telephone or for which proxy cards are properly executed and returned will be voted at the Annual Meeting in accordance with the directions given or, in the absence of directions, will be voted “FOR” the election of each of the nominees to the Board named herein, “FOR” the ratification of the appointment of the Company’s independent auditors, and, if properly presented, “AGAINST” the shareholder proposal. It is not expected that any matters other than the election of Directors, the ratification of the appointment of the Company’s independent auditors, and the shareholder proposal will be brought before the Annual Meeting. If, however, other matters are properly presented, the persons named as proxies in the accompanying proxy card will vote in accordance with their discretion with respect to such matters.

The manner in which your shares may be voted depends on how your shares are held. If you own shares of record, meaning that your shares of Common Stock are represented by certificates or book entries in your name so that you appear as a shareholder on the records of the Company’s stock transfer agent, Mellon Investor Services LLC, a proxy card for voting those shares will be included with this Proxy Statement. By following the instructions on your proxy card, you may vote those shares either via the Internet at www.eproxy.com/amzn or by telephone by calling 1-800-435-6710. Voting via the Internet or by telephone is the most cost effective method of voting and assists the Company in reducing postage and proxy tabulation costs. Alternatively, you may vote those shares by completing, signing, and returning the proxy card in the enclosed envelope.

If you own shares in street name, meaning that your shares of Common Stock are held by a bank or brokerage firm, you may instead receive a voting instruction form with this Proxy Statement that you may use to instruct your bank or brokerage firm how to vote your shares. As with a proxy card, you may vote your shares by completing, signing, and returning the voting instruction form in the envelope provided. Alternatively, if your bank or brokerage firm has arranged for Internet or telephonic voting of shares, you may vote by following the instructions for using those services on the voting instruction form. If your bank or brokerage firm uses ADP Investor Communication Services, you may vote your shares via the Internet at www.proxyvote.com or by calling the telephone number on your voting instruction form.

Attendance and Voting at the Annual Meeting

If you own Common Stock of record, you may attend the Annual Meeting and vote in person, regardless of whether you have previously voted by proxy card, via the Internet or by telephone. If you own Common Stock in street name, you may attend the Annual Meeting but in order to vote your shares at the meeting you must obtain a “legal proxy” from the bank or brokerage firm that holds your shares. You should contact your bank or brokerage account representative to learn how to obtain a legal proxy. We encourage you to vote your shares in advance of the Annual Meeting by one of the methods described above, even if you plan on attending the Annual Meeting. If you have already voted prior to the meeting, you may nevertheless change or revoke your vote at the Annual Meeting in the manner described below.

Revocation

If you own Common Stock of record you may revoke a previously granted proxy at any time before it is voted by delivering to the Secretary of the Company a written notice of revocation or a duly executed proxy bearing a later date or by attending the Annual Meeting and voting in person. Any shareholder owning Common Stock in street name may change or revoke previously given voting instructions by contacting the bank or brokerage firm holding the shares or by obtaining a legal proxy from such bank or brokerage firm and voting in person at the Annual Meeting.

ITEM 1—ELECTION OF DIRECTORS

In accordance with the Company’s Bylaws, the Board has fixed the number of Directors constituting the Board at seven. The Nominating and Corporate Governance Committee of the Board has recommended and the Board has proposed that the following seven nominees be elected at the Annual Meeting, each of whom will hold office until the next Annual Meeting of Shareholders and until his or her successor shall have been elected and qualified: Jeffrey P. Bezos, Tom A. Alberg, L. John Doerr, William B. Gordon, Myrtle S. Potter, Thomas O. Ryder and Patricia Q. Stonesifer. Each properly executed proxy will be voted “FOR” the election of these nominees, unless the shareholder indicates on the proxy that votes are to be withheld as to one or more nominees. The seven nominees for election to the Board who receive the greatest number of votes cast for the election of Directors by the shares present, in person or represented by proxy, shall be elected Directors. Holders of Common Stock are not allowed to cumulate their votes in the election of Directors. Withheld votes and broker nonvotes will have no effect on the outcome of the election. Broker nonvotes occur when a person holding shares in street name, meaning through a bank or brokerage account, does not provide instructions as to how such shares should be voted and the bank or broker does not exercise discretion to vote those shares.

Nominees for the Board of Directors

Biographical information regarding each of the nominees for the Board of Directors is set forth below:

Jeffrey P. Bezos, age 40, has been Chairman of the Board of the Company since founding it in 1994 and Chief Executive Officer since May 1996. Mr. Bezos served as President of the Company from founding until June 1999 and again from October 2000 to the present. Mr. Bezos is also a director of drugstore.com, inc.

Tom A. Alberg, age 64, has been a Director of the Company since June 1996. Mr. Alberg has been a managing director of Madrona Venture Group, L.L.C., a venture capital firm, since September 1999, and a principal in Madrona Investment Group, L.L.C., a private investment firm, since January 1996. Mr. Alberg is also a director of Advanced Digital Information Corporation, as well as several private companies.

L. John Doerr, age 52, has been a Director of the Company since June 1996. Mr. Doerr has been a general partner of Kleiner Perkins Caufield & Byers, a venture capital firm, since September 1980. Mr. Doerr is also a director of drugstore.com, inc., PalmOne, Inc., Homestore.com, Inc., Intuit, Inc., and Sun Microsystems, Inc., as well as several private companies.

William B. Gordon, age 54, has been a Director of the Company since April 2003. Mr. Gordon is a co-founder of Electronic Arts, Inc. and has been Executive Vice President and Chief Creative Officer of Electronic Arts, Inc. since March 1998. From October 1995 to March 1998, Mr. Gordon served as Executive Vice President, Marketing, of Electronic Arts, Inc.

Myrtle S. Potter, age 45, has been Director of the Company since April 2004. Ms. Potter has been President, Commercial Operations, of Genentech, Inc. since March 2004. From May 2000 to March 2004, Ms. Potter was Executive Vice President, Commercial Operations and Chief Operating Officer, of Genentech, Inc. From November 1998 to May 2000, Ms. Potter was President of U.S. Cardiovascular/Metabolics at Bristol-Myers Squibb Company.

Thomas O. Ryder, age 59, has been a Director of the Company since November 2002. Mr. Ryder has been Chairman and Chief Executive Officer of Reader’s Digest Association, Inc. since April 1998. Prior to April 1998, Mr. Ryder was President of American Express Travel Related Services International. Mr. Ryder is also a director of Reader’s Digest Association, Inc. and Starwood Hotels & Resorts Worldwide, Inc.

Patricia Q. Stonesifer, age 47, has been a Director of the Company since February 1997. Since June 1997, Ms. Stonesifer has served as President and Co-Chair of the Bill and Melinda Gates Foundation. Ms. Stonesifer is also a director of Viacom, Inc.

Although the Board anticipates that the seven nominees will be available to serve as Directors of the Company, if any of them should be unwilling or unable to serve, the proxies will be voted for the election of such substitute nominee or nominees as may be designated by the Board, or the Board may determine to decrease the size of the Board.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” EACH NOMINEE.

Corporate Governance and Related Matters

    General

The Board is responsible for the control and direction of the Company. The Board represents and is accountable only to shareholders and its primary purpose is to build long-term shareholder value. The Board has determined that the following six directors are independent as defined by NASDAQ rules: Mr. Alberg, Mr. Doerr, Mr. Gordon, Ms. Potter, Mr. Ryder, and Ms. Stonesifer.

For additional information on the Company’s corporate governance, including the Company’s Certificate of Incorporation and Bylaws, the Board of Directors Guidelines on Significant Corporate Governance Issues, which includes policies on shareholder communications with the Board and on Director attendance at the Company’s annual meetings, the charters approved by the Board for the Audit Committee, the Leadership Development and Compensation Committee, and the Nominating and Corporate Governance Committee, and the Code of Business Conduct and Ethics, please visit the Company’s investor relations website at www.amazon.com/ir, under “Investor Information—Corporate Governance.”

    Board Meetings and Committees

The Board meets regularly during the year and holds special meetings and acts by unanimous written consent whenever circumstances require. During 2003, there were ten meetings of the Board. All Directors attended at least 75% of the aggregate of the meetings of the Board and committees of which they were members, and each Director attended the Company’s 2003 Annual Meeting of Shareholders.

The Board has established an Audit Committee, a Leadership Development and Compensation Committee, and a Nominating and Corporate Governance Committee. The Committees are responsible to the full Board. The functions performed by these Committees, which are set forth in more detail in their charters, are summarized below.

Audit Committee.    The Audit Committee represents and assists the Board in fulfilling its oversight responsibility relating to the Company’s financial statements and financial reporting process, the qualifications, independence and performance of the Company’s independent auditors, the performance of the Company’s internal audit function, and the Company’s compliance with legal and regulatory requirements. The current members are Mr. Alberg (Chair), Mr. Ryder, and Ms. Stonesifer. The Board has designated Mr. Alberg as the Audit Committee Financial Expert, as defined by Item 401(h) of Regulation S-K of the Securities Exchange Act of 1934. Effective June 1, 2004, the Audit Committee will consist of Mr. Alberg (Chair), Ms. Potter, and Mr. Ryder. Each current member, as well as Ms. Potter, is independent as defined by NASDAQ rules for Audit Committee membership. The Audit Committee met nine times in 2003.

Leadership Development and Compensation Committee.    The Leadership Development and Compensation Committee evaluates the Company’s programs and practices relating to leadership development, establishes and reviews compensation of the Company’s executive officers, and administers the Company’s equity-based and certain other compensation plans, all with a view toward maximizing shareholder value. The current members are Mr. Doerr (Chair) and Mr. Gordon, each of whom is independent as defined by NASDAQ rules. The Leadership Development and Compensation Committee met twice in 2003.

Nominating and Corporate Governance Committee.    The Nominating and Corporate Governance Committee reviews and assesses the composition of the Board, assists in identifying potential new candidates for Director, recommends candidates for election as Director, and provides a leadership role with respect to corporate governance of the Company. The current members are Mr. Doerr (Chair) and Ms. Stonesifer, each of whom is independent as defined by NASDAQ rules. The Nominating and Corporate Governance Committee met five times in 2003.

The Nominating and Corporate Governance Committee considers candidates for Director who are recommended by its members, by other Board members, by shareholders and by management, as well those identified by a third party search firm the Company has retained to assist in identifying and evaluating possible candidates. Ms. Potter was initially recommended to the Nominating and Corporate Governance Committee by a third party search firm. The Nominating and Corporate Governance Committee evaluates Director candidates recommended by shareholders in the same way that it evaluates candidates recommended by its members, other members of the Board, or other persons. The Nominating and Corporate Governance Committee considers all aspects of a candidate’s qualifications in the context of the needs of the Company at that point in time with a view to creating a Board with a diversity of experience and perspectives. Among the qualifications, qualities and skills of a candidate considered important by the Nominating and Corporate Governance Committee are a commitment to representing the long-term interests of the shareholders; an inquisitive and objective perspective; the willingness to take appropriate risks; leadership ability; personal and professional ethics, integrity and values; practical wisdom and sound judgment; and business and professional experience in fields such as operations, technology, finance or marketing.

Shareholders wishing to submit recommendations for Director candidates to the Nominating and Corporate Governance Committee must provide the following information in writing to the attention of the Secretary of the Company by certified or registered mail:

•	the name, address, and biography of the candidate, and an indication of whether the candidate has expressed a willingness to serve;

•	the name, address, and phone number of the shareholder or group of shareholders making the recommendation; and

•	with respect to common stock beneficially owned by the shareholder or group of shareholders making the recommendation, and to the extent any shareholder is not a registered holder of such securities, proof of the number of shares and length of time held.

To be considered by the Nominating and Corporate Governance Committee for the 2005 Annual Meeting of Shareholders, a Director candidate recommendation must be received by the Secretary by December 13, 2004.

    Compensation of Directors

Directors of the Company do not receive cash compensation for their services as Directors or as members of committees of the Board, but are reimbursed for their reasonable expenses incurred in attending meetings of the Board. At the discretion of the Board, Directors are eligible to receive stock-based awards under the Company’s 1997 Stock Incentive Plan. On April 9, 2003, Mr. Gordon, who was appointed as a Director of the Company on that date, was granted a restricted stock unit award with respect to 30,000 shares of Common Stock. This restricted stock unit award vests at the rate of 60% on April 9, 2006, 20% on April 9, 2007, and 20% on April 9, 2008, subject to Mr. Gordon’s continued service as a Director of the Company. On April 12, 2004, Ms. Potter, who was appointed as a Director of the Company on that date, was granted a restricted stock unit award with respect to 12,500 shares of Common Stock. This restricted stock unit award vests at the rate of 60% on April 12, 2007, 20% on April 12, 2008 and 20% on April 12, 2009, subject to Ms. Potter’s continued service as a Director of the Company.

BENEFICIAL OWNERSHIP OF SHARES

The following table sets forth certain information regarding the beneficial ownership of the Common Stock as of April 1, 2004 (except as otherwise indicated) by (i) each person or entity known by the Company to beneficially own more than 5% of the Common Stock, (ii) each Director of the Company, (iii) each executive officer of the Company for whom compensation information is given in the Summary Compensation Table in this Proxy Statement, and (iv) all Directors and executive officers as a group. Except as otherwise indicated, and subject to any interests of the reporting person’s spouse, the Company believes that the beneficial owners of the Common Stock listed below, based on information furnished by such owners, have sole voting and investment power with respect to such shares.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership		Percent of Class
Jeffrey P. Bezos	104,154,315		25.72%
1200 12th Avenue South, Suite 1200 Seattle, WA 98144

Legg Mason Funds Management, Inc.	53,662,159	(1)	13.25%
Legg Mason Capital Management, Inc. LMM, LLC Legg Mason Focus Capital, Inc. Legg Mason Value Trust, Inc. 100 Light Street Baltimore, MD 21202

The TCW Group, Inc. on behalf of the TCW Business Unit	34,817,815	(2)	8.60%
865 South Figueroa Street Los Angeles, CA 90017

Tom A. Alberg	251,335	(3)	*

L. John Doerr	2,936,354	(4)	*

William B. Gordon	20,000		*

Myrtle S. Potter	–0–	(5)	*

Thomas O. Ryder	7,500		*

Patricia Q. Stonesifer	235,883	(6)	*

Richard L. Dalzell	222,500	(7)	*

Jason Kilar	45,089	(8)	*

Diego Piacentini	96,252	(9)	*

Thomas J. Szkutak	56		*

All Directors and Executive Officers as a group (14 persons)	108,215,044	(10)	26.69%

*	Less than 1%.
(1)	As of December 31, 2003, based on information provided in a Schedule 13G filed February 17, 2004. Each entity has declared shared voting and investment power over its respective portion of the reported shares.
(2)	As of December 31, 2003, based on information provided in an amendment to Schedule 13G filed February 10, 2004. The TCW Group, Inc. and certain of its direct and indirect subsidiaries that together constitute the TCW Business Unit have shared voting power with respect to 30,407,504 of the reported shares and have shared investment power with respect to all of the reported shares.
(3)	Includes 22,000 shares held by a charitable trust of which Mr. Alberg is a trustee and as to which he shares voting and investment power. Mr. Alberg disclaims beneficial ownership of the shares of Common Stock held by the charitable trust.

(4)	Includes 11,454 shares owned by KPCB Information Sciences Zaibatsu Fund II, a California limited partnership (“KPCB Info”), and 16,605 shares held as trustee of a trust for the benefit of persons unrelated to Mr. Doerr (the “Trust”). Mr. Doerr is a general partner of KPCB VII Associates, L.P., a California limited partnership, which is the general partner of KPCB Info. Mr. Doerr disclaims beneficial ownership of the shares of Common Stock held by the Trust and disclaims beneficial ownership of the shares of Common Stock held by KPCB Info except to the extent of any indirect pecuniary interest in his distributive shares therein.
(5)	Ms. Potter was appointed as a Director of the Company on April 12, 2004.
(6)	Includes 230,000 shares issuable upon the exercise of stock options exercisable within 60 days of April 1, 2004.
(7)	Includes 182,500 shares issuable upon the exercise of stock options exercisable within 60 days of April 1, 2004 and 40,000 shares of restricted stock that are subject to forfeiture in the event of the termination of the holder’s employment with the Company, which forfeiture risk lapses over time in accordance with a vesting schedule.
(8)	Includes 15,000 shares issuable upon the exercise of stock options exercisable within 60 days of April 1, 2004, and 30,000 shares of restricted stock that are subject to forfeiture in the event of the termination of the holder’s employment with the Company, which forfeiture risk lapses over time in accordance with a vesting schedule.
(9)	Includes 56,252 shares issuable upon the exercise of stock options exercisable within 60 days of April 1, 2004 and 40,000 shares of restricted stock that are subject to forfeiture in the event of the termination of the holder’s employment with the Company, which forfeiture risk lapses over time in accordance with a vesting schedule.
(10)	Includes, in addition to the shares set forth in the table above, 245,760 shares beneficially owned by other executive officers of the Company, of which 110,000 shares are restricted stock subject to forfeiture in the event of the termination of the holder’s employment with the Company, which forfeiture risk lapses over time in accordance with a vesting schedule, and 135,315 shares are issuable upon the exercise of stock options granted to such other executive officers that are exercisable within 60 days of April 1, 2004.

EXECUTIVE COMPENSATION

Compensation Summary

The following table sets forth for the year ended December 31, 2003 the compensation received by (i) the Company’s Chief Executive Officer, and (ii) the Company’s other four most highly compensated executive officers based on salary and bonus for the year ended December 31, 2003 (the “named executive officers”).

Summary Compensation Table

			Annual Compensation						Long-Term Compensation Awards
Name and Principal Position	Year		Salary		Bonus		Other Annual Compensation		Restricted Stock Awards(1)		Securities Underlying Options(#)	All Other Compensation
Jeffrey P. Bezos	2003		$81,840		—		—		—		—	—
Chief Executive Officer	2002		81,840		—		—		—		—	—
	2001		81,840		—		—		—		—	—

Richard L. Dalzell	2003		211,502		—		—		—		—	—
Senior Vice President,	2002		211,502		$1,000,000		—		—			—
Worldwide Architecture and Platform Software and Chief Information Officer	2001		211,502		—		—		$840,000	(2)	1,400,000	—

Jason Kilar	2003	(3)	150,000		62,499	(4)	—		—		—	$4,000	(5)
Senior Vice President,
Worldwide Application Software

Diego Piacentini	2003		175,000		500,000	(6)	$65,600	(7)	—		—	—
Senior Vice President,	2002		175,000		—		79,337	(8)	—		—	—
Worldwide Retail and Marketing	2001		175,000		1,233,333	(9)	101,959	(10)	840,000	(2)	1,465,000	—

Thomas J. Szkutak	2003		150,000		600,000	(11)	3,552	(12)	—		—	9,330	(13)
Senior Vice President and	2002		37,500	(14)	650,000	(11)	1,705	(12)	9,670,000	(15)	—	7,290	(16)
Chief Financial Officer

(1)	As of December 31, 2003, each of Messrs. Dalzell and Piacentini held 60,000 shares of unvested restricted stock having an aggregate value in each case of $3,157,200, Mr. Kilar held 250,000 shares of unvested restricted stock and restricted stock units having an aggregate value of $13,155,000, and Mr. Szkutak held 500,000 unvested restricted stock units having an aggregate value of $26,310,000, in each case based on the closing price of the Common Stock of $52.62 per share as reported on the NASDAQ on that date.
(2)	Represents the aggregate value on date of grant of a restricted stock grant made on April 4, 2001 consisting of 100,000 shares of Common Stock. This restricted stock grant vests at the rate of 40% on March 31, 2003 and 20% on each March 31 thereafter until fully vested on March 31, 2006. The unvested portion of each restricted stock grant is subject to forfeiture upon termination of the holder’s employment with the Company. The holder of the restricted stock enjoys all benefits of ownership of the shares of Common Stock, including the right to vote the shares and to receive any dividends with respect to the shares, other than the right to transfer or dispose of the shares.
(3)	Mr. Kilar has been employed by the Company since 1997 and became an executive officer in May 2003 upon his promotion to Senior Vice President, Worldwide Application Software. Pursuant to SEC rules, amounts shown reflect compensation paid to Mr. Kilar for the full year in which he became an executive officer.
(4)	Represents the portion of a bonus awarded in 2002 and paid in 2003.
(5)	Represents the value of shares of Common Stock contributed by the Company under the Company’s 401(k) plan.
(6)	Represents a bonus awarded and paid in 2003.
(7)	Represents expatriation benefits, including a cost of living and housing allowance in the amount of $40,270, and tax reimbursement in connection with such benefits in the amount of $18,393.
(8)	Represents expatriation benefits, including a cost of living and housing allowance in the amount of $36,667, and tax reimbursement in connection with such benefits in the amount of $23,520.

(9)	Of this amount, $900,000 represents a signing bonus and $333,333 represents the portion of a bonus awarded in 2000 and paid in 2001. See “Employment Contracts, Termination of Employment and Change-of-Control Arrangements—Employment Arrangements.”
(10)	Represents expatriation benefits, including a cost of living and housing allowance in the amount of $43,333, and tax reimbursement in connection with such benefits in the amount of $28,637.
(11)	Represents a signing bonus. See “Employment Contracts, Termination of Employment and Change-of-Control Arrangements—Employment Arrangements.”
(12)	Represents tax reimbursement in connection with relocation expenses.
(13)	Of this amount, $2,000 represents the value of shares of Common Stock contributed by the Company under the Company’s 401(k) plan and $7,330 represents payment by the Company of relocation expenses.
(14)	Represents base salary paid to Mr. Szkutak after he commenced employment with the Company on October 1, 2002.
(15)	Represents the aggregate value on date of grant of a restricted stock unit award made to Mr. Szkutak on November 6, 2002 with respect to 500,000 shares of Common Stock. This restricted stock unit award vests at the rate of 28.5714% on October 1, 2004 and an additional 14.2857% on each October 1 thereafter until fully vested on October 1, 2009. The unvested portion of the restricted stock unit award is subject to forfeiture upon termination of Mr. Szkutak’s employment with the Company. Mr. Szkutak does not have any of the benefits of ownership of the shares of Common Stock subject to the award, such as the right to vote or the right to receive cash dividends, unless and until the award vests and the shares are issued.
(16)	Represents payment by the Company of relocation expenses.

Aggregated Option Exercises in 2003 and Fiscal Year-End Option Values

The following table sets forth information concerning option exercises during the last fiscal year and the outstanding options held at December 31, 2003, the Company’s most recent fiscal year-end, by the named executive officers.

Aggregated Option Exercises in 2003 and Fiscal Year-End Option Values

	Shares Acquired on Exercise	Value Realized	Number of Securities Underlying Unexercised Options at Fiscal Year-End		Value of Unexercised In-the-Money Options at Fiscal Year-End(1)
Name			Exercisable	Unexercisable	Exercisable	Unexercisable
Jeffrey P. Bezos	—	—	—	—	—	—
Richard L. Dalzell	713,750	$22,160,443	148,750	1,427,500	$1,060,069	$44,109,863
Jason Kilar	63,556	1,780,278	0	210,000	0	9,384,900
Diego Piacentini	318,961	7,471,555	0	956,284	0	42,736,332
Thomas J. Szkutak	—	—	—	—	—	—

(1)	Amounts equal the closing price of $52.62 per share of the Common Stock on December 31, 2003, less the option exercise price, multiplied by the number of shares exercisable or unexercisable.

Leadership Development and Compensation Committee Report on Executive Compensation

The Company offers compensation packages designed to attract and retain outstanding employees and to encourage and reward the achievement of corporate goals. Through broad-based employee ownership of Common Stock, the Company seeks to align employee financial interests with long-term shareholder value.

Executive officers receive total compensation packages in line with their responsibilities and expertise. The Company believes that the majority of an executive’s compensation should be closely tied to overall Company performance. Accordingly, base salaries for executive officers in most cases are relatively low, but are accompanied by significant stock award grants and, in certain cases, cash bonuses.

Base Salaries.    Salaries for the Company’s executive officers are based on the executive’s contribution to Company performance, level of responsibility, experience and breadth of knowledge. Base salaries for executive officers generally are designed to be significantly less than those paid by similar companies. These lower base salaries are combined with large stock award grants, so that the major portion of the executive’s pay is tied to Company performance, and sometimes with cash bonuses. In 2003, no executive officer received a salary increase from 2002 and base salaries remain significantly below market rates.

Stock-Based Compensation.    The Company seeks to align the long-term interests of its executive officers with those of its shareholders. As a result, each executive officer receives a significant stock award grant when he or she joins the Company. Grant sizes are determined based on various subjective factors, primarily related to the individual’s anticipated contributions to the Company’s success. The Company also has granted additional stock awards to executive officers on a periodic basis, based on various subjective factors primarily related to the Leadership Development and Compensation Committee’s assessment of each officer’s anticipated contributions to the Company’s success.

In late 2002, the Company implemented a restricted stock unit program as its primary vehicle for employee stock-based compensation. Executive officers did not receive any stock-based compensation awards in 2003, based largely on the Committee’s assessment of the level of stock-based awards currently held by executive officers.

Bonus Compensation.    No amounts were paid out under bonus opportunities granted in 2002 to certain executive officers contingent upon the achievement of performance goals in 2002 and part of 2003. The Company in 2003 paid one executive officer a bonus to align his compensation at competitive levels and made bonus payments to other executive officers under pre-existing contractual commitments. The Company intends to make additional cash bonuses to executive officers from time to time based on performance and potential.

Chief Executive Officer Compensation.    Mr. Bezos received $81,840 in cash compensation from the Company during 2003. Mr. Bezos’ compensation was considerably less than may have been paid to an individual with similar responsibilities in a similar industry. Due to Mr. Bezos’ substantial ownership in the Company (approximately 26%), Mr. Bezos requested not to receive additional compensation in 2003, and has never received stock-based compensation from the Company.

Ongoing Review.    The Leadership Development and Compensation Committee will evaluate the Company’s compensation policies on an ongoing basis to determine whether they enable the Company to attract, retain, and motivate key personnel. To meet these objectives, the Company may from time to time increase salaries, grant additional stock awards or provide other short- and long-term incentive compensation to executive officers, including Mr. Bezos.

Section 162(m).    Compensation payments in excess of $1 million to the Chief Executive Officer or the other four most highly compensated executive officers are subject to a limitation on deductibility for the Company under Section 162(m) of the Internal Revenue Code of 1986. The Leadership Development and Compensation Committee does not expect cash compensation in 2004 to its Chief Executive Officer to be in excess of $1 million. In certain years, cash compensation to some of the Company’s executive officers may be in excess of $1 million and not qualify as performance-based. The Company intends to maintain qualification of its 1997 Stock Incentive Plan for the performance-based exception to the $1 million limitation on deductibility of compensation payments, although not all awards under that plan will qualify for the exception. Restricted stock unit awards granted to executive officers vest based upon an executive’s continued service through the time-based vesting schedule set forth in the underlying agreement, subject in some cases to the satisfaction of certain business criteria intended, among other things, to qualify the award as tax-deductible compensation under Section 162(m)(4)(c) of the Internal Revenue Code.

The Leadership Development and Compensation Committee

L. John Doerr

William B. Gordon

SECURITIES AUTHORIZED FOR ISSUANCE UNDER EQUITY COMPENSATION PLANS

The following table sets forth information concerning the Company’s equity compensation plans as of December 31, 2003:

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights		Weighted-average Exercise Price of Outstanding Options, Warrants and Rights		Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans
Equity compensation plans approved by shareholders	17,857,931	(1)	$13.5625	(2)	81,648,608	(3)
Equity compensation plans not approved by shareholders	11,481,897		11.7339		17,204,387
Total	29,339,828	(4)	12.7203		98,852,995

(1)	Includes 4,409,741 shares issuable pursuant to restricted stock unit awards, which awards may only be granted under the Company’s shareholder-approved 1997 Stock Incentive Plan (the “1997 Plan”). There is no exercise price associated with a restricted stock unit award.
(2)	Calculation excludes shares subject to restricted stock unit awards.
(3)	For the fiscal years 2001 through 2010, the maximum number of shares issuable pursuant to the 1997 Plan is increased as of the first day of each fiscal year of the Company by an amount equal to (a) the lesser of (i) 4% of the outstanding Common Stock as of the end of the immediately preceding fiscal year, and (ii) 15 million shares, or (b) a lesser amount as determined by the Leadership Development and Compensation Committee of the Board.
(4)	Excludes 31,327 shares of Common Stock issuable upon exercise of stock options having a weighted average exercise price of $1.7570 that are outstanding under stock option plans assumed by the Company as a result of acquisitions.

Equity Compensation Plans Not Approved By Security Holders.    The Board adopted the 1999 Nonofficer Employee Stock Option Plan (the “1999 Plan”) to enable the grant of nonqualified stock options to employees, consultants, agents, advisors and independent contractors of the Company and its subsidiaries who are not otherwise officers or directors of the Company. The 1999 Plan has not been approved by the Company’s shareholders. The Leadership Development and Compensation Committee of the Board is the administrator of the 1999 Plan, and as such determines all matters relating to options granted under the 1999 Plan, including the selection of the recipients, the size of the grants and the conditions to vesting and exercisability. The Leadership Development and Compensation Committee has delegated authority to make grants under the 1999 Plan to another committee of the Board and to certain officers of the Company, subject to specified limitations on the size and terms of such grants. A maximum of 40 million shares of Common Stock were reserved for issuance under the 1999 Plan.

STOCK PRICE PERFORMANCE GRAPH

The graph set forth below compares cumulative total return on the Common Stock with the cumulative total return of the Morgan Stanley High-Technology Index, the NASDAQ Total U.S. Index, and the S&P Retailing Index, resulting from an initial assumed investment of $100 in each and assuming the reinvestment of any dividends, based on closing prices, for the period from December 31, 1998 to December 31, 2003.

	12/31/98	12/31/99	12/31/00	12/31/01	12/31/02	12/31/03

Amazon.com	$100	$142	$29	$20	$35	$98

Morgan Stanley High-Technology Index	100	211	153	116	66	109

NASDAQ Total U.S. Index	100	186	112	89	61	92

S&P Retailing Index	100	138	106	124	95	136

Note:  Stock price performance shown in the Stock Price Performance Graph for the Common Stock is historical and not necessarily indicative of future price performance.

EMPLOYMENT CONTRACTS, TERMINATION OF EMPLOYMENT AND

CHANGE-OF-CONTROL ARRANGEMENTS

Option Plans

1997 Stock Incentive Plan and 1999 Nonofficer Employee Stock Option Plan.    In the event of (i) the merger or consolidation of the Company in which it is not the surviving corporation pursuant to which shares of Common Stock are converted into cash, securities or other property (other than a merger in which holders of Common Stock immediately before the merger have the same proportionate ownership of the capital stock of the surviving corporation immediately after the merger), (ii) the sale, lease, exchange or other transfer of all or substantially all of the Company’s assets (other than a transfer to a majority-owned subsidiary), or (iii) the approval by the holders of Common Stock of any plan or proposal for the Company’s liquidation or dissolution (each a “Corporate Transaction”), the Leadership Development and Compensation Committee will determine whether provisions will be made in connection with the Corporate Transaction for the assumption of the options and other awards, including restricted stock and restricted stock units, under the 1997 Plan and the 1999 Plan or the substitution of appropriate new options or awards covering the stock of the successor corporation or an affiliate of the successor corporation. If the Leadership Development and Compensation Committee determines that no such assumption or substitution will be made, vesting of outstanding options and awards under the 1997 Plan and the 1999 Plan will automatically accelerate so that such options and awards become 100% vested and exercisable immediately before the Corporate Transaction.

Employment Arrangements

Richard L. Dalzell.    Mr. Dalzell’s 1997 employment offer letter provided for an initial annual salary of $200,000. Mr. Dalzell’s employment is for no specified length of time. In addition to Mr. Dalzell’s base salary, he received a $25,000 relocation allowance paid on his first day of full-time employment with the Company and a $150,000 signing bonus paid with his first regular paycheck. The Company also granted Mr. Dalzell an option to purchase a total of 1,500,000 shares of Common Stock (as adjusted to reflect subsequent stock splits) pursuant to his employment offer letter.

Diego Piacentini.    Mr. Piacentini’s 2000 employment offer letter provided for an initial annual salary of $175,000. Mr. Piacentini’s employment is for no specified length of time. In addition to Mr. Piacentini’s base salary, he received a $1,900,000 signing bonus payable in two installments. The first installment of $1,000,000 was paid in February 2000 and the second installment of $900,000 was paid with his first paycheck following February 21, 2001. As additional consideration for entering into a confidentiality, noncompetition and invention assignment agreement with the Company, the Company paid Mr. Piacentini $400,000 in February 2000, in accordance with his employment offer letter. The Company also granted Mr. Piacentini an option to purchase 600,000 shares of Common Stock pursuant to his employment offer letter. This option and all other eligible options held by Mr. Piacentini were exchanged for an option to purchase 240,000 shares of Common Stock at an exercise price of $13.375 per share with a term ending September 30, 2003, pursuant to an option exchange offer made by the Company on January 31, 2001. This option was fully vested on February 14, 2003. Mr. Piacentini’s employment offer letter also entitles him to certain benefits related to his relocation from Italy, including a cost of living and housing allowance.

Thomas J. Szkutak.    Mr. Szkutak’s 2002 employment offer letter provided for an initial annual salary of $150,000. Mr. Szkutak’s employment is for no specified length of time. In addition to Mr. Szkutak’s base salary, he received a bonus in the amount of $500,000 with his first regular paycheck. Subject to certain conditions noted below, Mr. Szkutak is also entitled to receive a signing bonus in the amount of $2,400,000, payable in equal monthly installments of $50,000 commencing October 2002 through September 2006. In the event Mr. Szkutak’s employment is terminated for any reason prior to September 30, 2006, he will forfeit all subsequent installments. The Company also granted Mr. Szkutak a restricted stock unit award with respect to 500,000 shares of Common Stock pursuant to his employment offer letter, 28.5714% of which will vest on October 1, 2004 and an additional 14.2857% of which will vest on each October 1 thereafter until fully vested on October 1, 2009.

ITEM 2—RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

Under rules and regulations of the Securities and Exchange Commission, the Audit Committee is directly responsible for the appointment of the Company’s independent public accountants. The Audit Committee has appointed, and is requesting ratification by the shareholders of the appointment of, Ernst & Young LLP (“E&Y”) to serve as independent public accountants for the fiscal year ending December 31, 2004. The affirmative vote of a majority of the outstanding shares of Common Stock present in person or represented by proxy and entitled to vote on the matter is required to ratify the selection of independent auditors. Broker nonvotes will have no effect on the outcome of this matter. Abstentions will be counted as present at the Annual Meeting for purposes of this matter and will have the effect of a vote against the ratification of the selection of independent auditors. If shareholders do not ratify the selection of E&Y, the Audit Committee will evaluate the shareholder vote when considering the selection of independent public accountants for the audit engagement for the 2005 fiscal year. In addition, regardless of the outcome of the shareholder vote, if shareholders ratify the selection of E&Y as independent public accountants, the Audit Committee may nevertheless periodically request proposals from the major registered public accounting firms and as a result of such process may select E&Y or another registered public accounting firm.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” RATIFICATION OF THE APPOINTMENT OF E&Y AS THE COMPANY’S INDEPENDENT AUDITORS FOR THE FISCAL YEAR ENDING DECEMBER 31, 2004.

ITEM 3—SHAREHOLDER PROPOSAL REGARDING PERFORMANCE AND TIME-BASED RESTRICTED SHARE PROGRAM FOR EXECUTIVES

The International Brotherhood of Electrical Workers’ Pension Benefit Fund, 1125 Fifteenth Street N.W., Washington, D.C. 20005, a shareholder that as of December 31, 2003 owned 24,300 shares of Common Stock, has notified the Company of its intention to propose the following resolution at the Annual Meeting. The affirmative vote of a majority of the outstanding shares of Common Stock present in person or represented by proxy and entitled to vote on the matter is required to adopt the following proposal. Broker nonvotes will have no effect on the outcome of this matter. Abstentions will be counted as present at the Annual Meeting for purposes of this proposal and will have the effect of a vote against the proposal. FOR THE REASONS SET FORTH BELOW, THE BOARD RECOMMENDS A VOTE “AGAINST” THIS SHAREHOLDER PROPOSAL.

Beginning of Proposal and Statement of Support by The International Brotherhood of Electrical Workers’ Pension Benefit Fund

Proposal

RESOLVED, the shareholders of Amazon.com, Inc. (the “Company”) hereby request that the Board of Directors’ Leadership Development and Compensation Committee, in developing future senior executive equity compensation plans, utilize performance and time-based restricted share programs in lieu of stock options. Restricted shares issued by the Company should include the following features:

(1) Operational Performance Measures—The restricted share program should utilize justifiable operational performance criteria combined with challenging performance benchmarks for each criteria utilized. The performance criteria and associated performance benchmarks selected by the Leadership Development and Compensation Committee should be clearly disclosed to shareholders.

(2) Time-Based Vesting—A time-based vesting requirement of at least three years should also be a feature of the restricted shares program. That is, in addition to the operational performance criteria, no restricted shares should vest in less than three years from the date of grant.

(3) Dividend Limitation—No dividend or proxy voting rights should be granted or exercised prior to the vesting of the restricted shares.

(4) Share Retention—In order to link shareholder and management interests, a retention feature should also be included; that is, all shares granted pursuant to the restricted share program should be retained by the senior executives for the duration of their tenure with the company.

The Board and Leadership Development and Compensation Committee should implement this restricted share program in a manner that does not violate any existing employment agreement or equity compensation plan.

Statement of Support by The International Brotherhood of Electrical Workers’ Pension Benefit Fund

As long-term shareholders of the Company, we support executive compensation policies and practices that provide challenging performance objectives and serve to motivate executives to achieve long-term corporate value creation goals. The Company’s executive compensation program should include a long-term equity compensation component with clearly defined operational performance criteria and challenging performance benchmarks.

We believe that performance and time-based restricted shares are a preferred mechanism for providing senior executives long-term equity compensation. We believe that stock option plans, as generally constituted, all too often provide extraordinary pay for ordinary performance. In our opinion, performance and time-based restricted shares provide a better means to tie the levels of equity compensation to meaningful financial performance beyond stock price performance and to condition equity compensation on performance above that of peer companies.

Our proposal recognizes that the Leadership Development and Compensation Committee is in the best position to determine the appropriate performance measures and benchmarks. It is requested that detailed disclosure of the criteria be made so that shareholders may assess whether, in their opinion, the equity compensation system provides challenging targets for senior executive to meet. In addition, the restricted share program prohibits the receipt of dividends and the exercise of voting rights until shares vest.

We believe that a performance and time-based restricted share program with the features described above offers senior executives the opportunity to acquire significant levels of equity commensurate with their long-term contributions. We believe such a system best advances the long-term interests of our Company, its shareholders, employees and other important constituents. We urge shareholders to support this reform.

End of Proposal and Statement of Support by The International Brotherhood of Electrical Workers’ Pension Benefit Fund

Recommendation of the Board of Directors on Item 3

The Company currently grants restricted stock units, which vest over time, as its primary form of employee stock-based compensation. As described further in the Leadership Development and Compensation Committee Report, the Company did not grant stock-based compensation to any of its executive officers in 2003, and Mr. Bezos has never received stock-based compensation from the Company. Generally, the Company seeks to align employee financial interests, including those of executive officers, with long-term shareholder value and believes that the majority of its executive officers’ compensation should be closely tied to overall Company performance. The Board believes for the reasons set forth below that adopting the policy described in the proposal would be less effective than the executive compensation strategies currently utilized by the Leadership Development and Compensation Committee. The Board therefore recommends that you vote “AGAINST” this proposal.

The duties and responsibilities of the Leadership Development and Compensation Committee, which is comprised solely of independent directors, include establishing and reviewing compensation of the Company’s executive officers. The Committee evaluates and considers executive compensation strategies in light of the Company’s own long-term objectives and the need to recruit and retain talented executive officers. The Board believes that the Leadership Development and Compensation Committee should be able to measure and reward executive performance by criteria that it believes are appropriate given these goals and objectives of the Company, and should retain the ability to design stock-based compensation programs and individual packages which are appropriate under the circumstances.

At this time, the Board believes that the Company most effectively ties executive compensation to overall Company performance and encourages a commitment to long-term shareholder value by pursuing its current strategy of offering executive officers low base salaries, significant stock-based compensation awards, which vest over multiple years, and, in certain cases, cash bonuses. Consistent with the foregoing, the Board believes that the Company’s restricted stock unit program is an appropriate means to implement and achieve the Company’s goals. This program aligns the interests of employees with shareholders since employees participate directly in the movements of the stock price over time — both favorable and unfavorable. Restricted stock units, which generally vest over employment periods of between three and six years (although certain grants to executive officers have longer vesting periods), and which do not have dividend or voting rights until vested, provide the Leadership Development and Compensation Committee the ability to tie the grant, vesting or any forfeiture of Common Stock awards to criteria that it determines best suits the goals of the Company’s compensation programs, including continued employment and the satisfaction of performance criteria selected by the Committee.

For these reasons, the Board recommends that you vote “AGAINST” the proposal requiring that performance and time-based restricted shares be issued to executive officers.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “AGAINST” THIS PROPOSAL.

AUDITORS

The Audit Committee has selected E&Y to continue as its independent public accountants for the fiscal year ending December 31, 2004. Representatives of E&Y are expected to attend the Annual Meeting and will have an opportunity to make a statement or to respond to appropriate questions from shareholders.

Audit Fees

Audit fees include the aggregate fees billed for the audit of the Company’s annual consolidated financial statements and the reviews of each of the quarterly consolidated financial statements included in the Company’s Forms 10-Q. These fees also include statutory audit work performed with respect to certain of the Company’s international subsidiaries. The aggregate audit fees billed to the Company by E&Y for the fiscal year ended December 31, 2003 were $1,700,000. The aggregate audit fees billed to the Company by E&Y for the fiscal year ended December 31, 2002 were $1,400,000.

Audit-Related Fees

Audit-related fees include accounting advisory services related to the adoption of new accounting standards, review of new service agreements, special one-time events (such as the Company’s implementation of certain accounting pronouncements) and services performed in connection with shareholders’ equity-related matters. The aggregate audit-related fees billed to the Company by E&Y for the fiscal year ended December 31, 2003 were $140,000. The aggregate audit-related fees billed to the Company by E&Y for the fiscal year ended December 31, 2002 were $400,000.

Tax Fees

Tax fees include tax compliance, tax advice for global employee (expatriate) solution services, foreign tax planning, and tax reorganization planning services. The aggregate tax fees billed to the Company by E&Y in the fiscal year ended December 31, 2003 were $370,000. The aggregate tax fees billed to the Company by E&Y for the fiscal year ended December 31, 2002 were $127,000.

Other Fees

Other fees include conforming U.S. financial statements to Japan disclosure requirements, translation of financial statements, and the issuance of a related report. The aggregate fees billed to the Company by E&Y for these services for the fiscal year ended December 31, 2003 were $40,000. Other than fees relating to the services described above under “Audit Fees,” “Audit-Related Fees,” and “Tax Fees,” there were no additional fees billed by E&Y for services rendered to the Company for the fiscal year ended December 31, 2002.

Pre-Approval Policies and Procedures

The Audit Committee has adopted a pre-approval policy under which the Audit Committee approves in advance all audit and non-audit services to be performed by the Company’s independent auditors. As part of its pre-approval policy, the Audit Committee considers whether the provision of any proposed non-audit services is consistent with the SEC’s rules on auditor independence. In accordance with the pre-approval policy, the Audit Committee has pre-approved certain specified audit and non-audit services to be provided by E&Y for up to twelve (12) months from the date of the pre-approval. If there are any additional services to be provided, a request for pre-approval must be submitted by management to the Audit Committee for its consideration under the policy. Finally, in accordance with the pre-approval policy, the Audit Committee has delegated pre-approval authority to each of its members. Any member who exercises this authority must report any pre-approval decisions to the full Audit Committee at its next meeting.

Audit Committee Report

The Audit Committee reviews the Company’s financial reporting process on behalf of the Board. Management has the primary responsibility for the financial statements and the reporting process. The Audit Committee members do not serve as professional accountants or auditors and their functions are not intended to duplicate or to certify the activities of management and the independent auditors. The Company’s independent auditors are responsible for expressing an opinion on the conformity of the Company’s audited financial statements to accounting principles generally accepted in the United States.

In this context, the Audit Committee reviewed and discussed with management and the independent auditors the audited financial statements for the year ended December 31, 2003 (the “Audited Financial Statements”). The Audit Committee has discussed with the independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees), as amended. In addition, the Audit Committee has received from the independent auditors the written disclosures required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees) and discussed with them their independence from the Company and its management.

Following the reviews and discussions referred to above, the Audit Committee recommended to the Board that the Audited Financial Statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2003, for filing with the Securities and Exchange Commission.

The Audit Committee

Tom A. Alberg

Thomas O. Ryder

Patricia Q. Stonesifer

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

To the Company’s knowledge, based solely on a review of the copies of such reports furnished to the Company and written representations that no other reports were required, the Company believes that during the year ended December 31, 2003, its officers, Directors and greater-than-10% shareholders complied with all Section 16(a) filing requirements, with the exception of L. John Doerr, who filed a Form 5 in February 2004 to report three previously unreported dispositions related to distributions made by a partnership of which Mr. Doerr is a general partner.

EXPENSES OF SOLICITATION

The accompanying proxy is solicited by and on behalf of the Board of Directors, and the cost of such solicitation will be borne by the Company. Georgeson Shareholder Communications, Inc. will distribute proxy materials to beneficial owners, may solicit proxies by personal interview, mail, telephone, and electronic communications, and will request brokerage houses and other custodians, nominees, and fiduciaries to forward soliciting material to the beneficial owners of the Common Stock held on the record date by such persons. The Company will pay Georgeson Shareholder Communications $5,000 for its proxy solicitation services and will reimburse Georgeson Shareholder Communications for payments made to brokers and other nominees for their expenses in forwarding solicitation materials. Solicitations also may be made by personal interview, telephone, and electronic communications by Directors, officers and other employees of the Company without additional compensation.

OTHER MATTERS

As of the date hereof, there are no other matters that the Company intends to present, or has reason to believe others will present, at the Annual Meeting. If, however, other matters properly come before the Annual Meeting, the accompanying proxy authorizes the persons named as proxies or their substitutes to vote on such matters as they determine appropriate.

PROPOSALS OF SHAREHOLDERS

Proposals of shareholders to be considered for inclusion in the Proxy Statement and proxy card for the 2005 Annual Meeting of Shareholders pursuant to Rule 14a-8 under the Securities Exchange Act of 1934 (“Rule 14a-8”) must be received by the Secretary of the Company on or before December 13, 2004. The submission of a shareholder proposal does not guarantee that it will be included in the Company’s Proxy Statement.

In addition, the Company’s Bylaws include advance notice provisions that require shareholders desiring to bring nominations or other business before an annual shareholders meeting to do so in accordance with the terms of the advance notice provisions regardless of whether the shareholder seeks to include such matters in the Company’s Proxy Statement pursuant to Rule 14a-8. These advance notice provisions require that, among other things, shareholders give timely written notice to the Secretary of the Company regarding such nominations or other business and otherwise satisfy the requirements set forth in the Bylaws. To be timely, a shareholder who intends to present nominations or a proposal at the 2005 Annual Meeting of Shareholders other than pursuant to Rule 14a-8 must provide written notice of the nominations or other business they wish to propose to the Secretary no earlier than February 24, 2005, and no later than March 26, 2005. However, in the event the 2005 Annual Meeting of Shareholders is to be held on a date that is more than 30 days before or more than 60 days after May 25, 2005, then such notice must be received not earlier than the 90th day prior to the date of the 2005 Annual Meeting of Shareholders, and not later than the later to occur of (i) the 60th day prior to the date of such annual meeting, or (ii) the tenth day following the day on which notice of the date of such annual meeting was mailed or public disclosure thereof was made. If a shareholder fails to meet these deadlines and fails to satisfy the requirements of Rule 14a-4 under the Securities Exchange Act of 1934, the Company may exercise discretionary voting authority under proxies it solicits to vote on any such proposal as it determines appropriate.

The Company reserves the right to reject, rule out of order or take other appropriate action with respect to any proposal that does not comply with these and other applicable requirements.

ANNUAL REPORT ON FORM 10-K

A copy of the Company’s combined Annual Report to Shareholders and Annual Report on Form 10-K for the year ended December 31, 2003 (the “2003 Annual Report”), accompanies this Proxy Statement. It is also available in digital form for download or review by visiting “Financial Documents” at www.amazon.com/ir. An additional copy will be furnished without charge to beneficial shareholders or shareholders of record upon request by mail to Investor Relations, Amazon.com, Inc., P.O. Box 81226, Seattle, Washington 98108-1226.

HOUSEHOLDING

If you and others who share your mailing address own Common Stock in street name, meaning through bank or brokerage accounts, you may have received a notice that your household will receive only one annual report and proxy statement from each company whose stock is held in such accounts. This practice, known as “householding,” is designed to reduce the volume of duplicate information and reduce printing and postage costs. Unless you responded that you did not want to participate in householding, you were deemed to have consented to it, and a single copy of this Proxy Statement and the 2003 Annual Report have been sent to your address. Each shareholder will continue to receive a separate voting instruction form.

If you would like an individual copy of the 2003 Annual Report or this Proxy Statement, these documents are available in digital form for download or review by visiting “Financial Documents” at www.amazon.com/ir. Alternatively, we will send a copy to you upon request by mail to Investor Relations, Amazon.com, Inc., P.O. Box 81226, Seattle, Washington 98108-1226, or by calling 1-800-426-6825.

If you would like to revoke your consent to householding and in the future receive your own set of proxy materials or if your household is currently receiving multiple copies of the proxy materials and you would like in the future to receive only a single set of proxy materials at your address, please contact Householding Department by mail at 51 Mercedes Way, Edgewood, NY 11717, or by calling 1-800-542-1061, and indicate your name, the name of each of your brokerage firms or banks where your shares are held, and your account numbers. The revocation of a consent to householding will be effective 30 days following its receipt. You may also have an opportunity to opt in or opt out of householding by following the instructions on your voting instruction form or by contacting your bank or broker.

APPENDIX A

AMAZON.COM, INC.

Audit Committee Charter

(As adopted by the Board of Directors May 10, 2000 and amended on

February 15, 2002, March 27, 2003 and February 4, 2004)

Organization and Membership

This charter governs the operations of the Audit Committee of the Board of Directors of Amazon.com, Inc. (the “Committee”). The Committee is appointed by the Board of Directors and consists of at least three directors, each of whom will meet NASDAQ Stock Market, Inc. (“NASDAQ”) requirements with respect to independence as determined by the Board. Each member of the Committee will meet financial literacy and other NASDAQ requirements relating to Audit Committee membership. Additionally, at least one member of the Committee will be an “audit committee financial expert,” as defined in rules promulgated by the Securities and Exchange Commission. The Committee reviews and reassesses this charter at least annually and recommends appropriate changes to the Board of Directors.

Statement of Purpose

The Committee assists the Board of Directors in fulfilling its oversight responsibility relating to:

•	The Company’s financial statements and financial reporting process;

•	The qualifications, independence, and performance of the Company’s independent auditors;

•	The performance of the Company’s internal audit function; and

•	The Company’s compliance with legal and regulatory requirements.

In so doing, the Committee maintains free and open communication with the Company’s independent auditors, internal audit department and management.

Duties and Responsibilities

Among its specific duties and responsibilities, the Committee performs the following, to the extent it deems necessary and appropriate, consistent with and subject to applicable laws, as well as rules and regulations promulgated by the SEC, NASDAQ or other regulatory authorities:

Financial Statements and Financial Reporting Process

1. Annual and Quarterly Financial Reporting: The Committee reviews and discusses with management and the independent auditors the annual audited and quarterly unaudited financial statements and related disclosures included in the Company’s quarterly earnings releases and in the Company’s periodic reports on Form 10-K and 10-Q (including the “Management’s Discussion and Analysis” section and officer certifications). The Chair may represent the entire Committee for the earnings releases and quarterly reviews.

The Committee recommends to the Board of Directors whether the annual audited financial statements should be included in the Company’s Form 10-K.

2. Annual Audit and Communications with Independent Auditors: The Committee reviews and discusses the scope and results of the independent auditors’ annual audit and quarterly reviews of the Company’s financial statements, and any other matters required to be communicated to the Committee by the independent auditors. The Chair may represent the entire Committee for the quarterly reviews.

A-1

3. Disclosure, Accounting and Financial Controls: The Committee discusses with management, the senior internal audit executive and the independent auditors the adequacy and effectiveness of the Company’s disclosure controls and procedures, the adequacy and effectiveness of the Company’s internal controls and procedures for financial reporting, and the Company’s risk assessment and risk management policies.

Qualifications, Independence and Performance of the Independent Auditors

4. Appointment, Compensation, Retention, and Oversight: The independent auditors report directly to the Committee, which is directly responsible for the appointment, compensation, retention, and oversight of the work of the independent auditors. The Company will provide appropriate funding, as determined by the Committee, for payment of compensation to the independent auditors.

The Committee considers the independence of the auditors as required by law or regulation. The Committee obtains and reviews a report by the independent auditors describing any relationships between the auditors and the Company, or any other relationships that may adversely affect the independence of the auditors, and discusses with the auditors any disclosed relationships or services that may impact the auditors’ objectivity and independence.

5. Approval of Audit and Permitted Non-Audit Services: To the extent required by law or regulation, the Committee reviews and approves in advance all audit and permitted non-audit services to be provided by the independent auditors and establishes related policies and procedures.

6. Hiring Former Employees of Independent Auditors: The Committee establishes policies for the Company’s hiring of employees and former employees of the independent auditors.

Performance of the Internal Audit Function

7. Internal Audits and Reports: The Committee reviews and discusses with the Company’s senior internal audit executive the overall scope and staffing of the Company’s internal audits. The Committee reviews all significant internal audit reports and management’s responses.

8. Senior Internal Audit Executive: The Committee reviews the appointment of individuals to, and any changes in, the senior internal audit position.

Compliance with Legal and Regulatory Requirements

9. Legal and Regulatory Review: The Committee reviews legal and regulatory matters that may have a material impact on the Company’s financial statements and reviews the Company’s compliance policies and procedures.

Other Duties

10. Complaints: The Committee establishes procedures for the receipt, retention, and treatment of complaints received by the Company regarding accounting, internal accounting controls, and auditing matters and for the confidential, anonymous submission by the Company’s employees of concerns regarding questionable accounting and auditing matters.

11. Outside Advisors: The Committee is empowered to investigate any matter brought to its attention and has the authority to engage independent counsel and other advisors as it deems necessary to carry out its duties. The Company will provide for appropriate funding, as determined by the Committee, for payment of compensation to such counsel and other advisors.

12. Related Party Transactions: The Committee reviews and approves related-party transactions as required by law or regulation.

Meetings

The Committee meets at least four times a year, either in person or telephonically, at such times and places as the Committee determines. The Committee periodically meets separately in executive session with the senior internal audit executive, management and the independent auditors. The Committee reports regularly to the full Board of Directors with respect to its activities.

A-2

April 12, 2004

Re: Amazon.com, Inc. 2004 Annual Meeting of Shareholders

Dear 401(k) Plan Participant:

The Amazon.com 401(k) Plan allows each plan participant to direct the voting of the shares of common stock of Amazon.com, Inc. that are held in the participant’s 401(k) plan account. By following the instructions for Internet or telephone voting on the enclosed proxy card, or by marking, signing and mailing the proxy card in the envelope provided, you may instruct Putnam Fiduciary Trust Company, the trustee of the Amazon.com 401(k) Plan, how to vote the shares of the Company credited to your 401(k) plan account on the matters presented at the Company’s 2004 Annual Meeting. The Plan trustee will vote as you have directed. All shares for which voting instructions were not timely received will be voted by the trustee on each matter in the same proportion as shares actually voted by participants who timely delivered voting instructions. Your voting instructions will be kept confidential and will not be disclosed to the Company.

Participant voting instructions will be tabulated by the Company’s transfer agent, Mellon Investor Services. To be timely, your voting instructions must be received by Mellon Investor Services no later than 11:59 PM Eastern Time on May 21, 2004.

The Proxy Statement for the 2004 Annual Meeting and the Company’s 2003 Annual Report can be viewed online at www.amazon.com/ir. You may also request these materials by contacting the Amazon.com Benefits Department at (206) 266-1522.

THE COMPANY ENCOURAGES ALL SHAREHOLDERS TO VOTE VIA THE INTERNET. IT IS THE MOST COST EFFECTIVE METHOD OF VOTING AND SAVES THE COMPANY MONEY.

THIS PROXY WILL BE VOTED AS DIRECTED, OR IF NO DIRECTION IS INDICATED, WILL BE VOTED “FOR” EACH OF THE NOMINEES NAMED IN ITEM 1, “FOR” ITEM 2 AND “AGAINST” ITEM 3.

Please Mark Here for Address Change or Comments SEE REVERSE SIDE

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS

The Board of Directors recommends a vote “FOR” Item 1

ITEM 1 – ELECTION OF DIRECTORS NOMINEES:

FOR WITHHELD FOR ALL

The Board of Directors recommends a vote “FOR” Item 2.

FOR AGAINST ABSTAIN

ITEM 2 – RATIFICATION OF THE APPOINTMENT OF ERNST & YOUNG LLP AS INDEPENDENT AUDITORS

The Board of Directors recommends a vote “AGAINST” Item 3.

FOR AGAINST ABSTAIN

ITEM 3 – SHAREHOLDER PROPOSAL-PERFORMANCE AND TIME-BASED RESTRICTED SHARE PROGRAM FOR EXECUTIVES

01 Jeffrey P. Bezos 05 Myrtle S. Potter

02 Tom A. Alberg 06 Thomas O. Ryder

03 L. John Doerr 07 Patricia Q. Stonesifer

04 William B. Gordon

INSTRUCTION: To withhold authority to vote for any nominee, write that nominee’s name in the space below.

Consenting to receive all future annual meeting materials and shareholder communications electronically is simple and fast! Enroll today at www.melloninvestor.com/ISD for secure online access to your proxy materials, statements, tax documents and other important shareholder correspondence.

Signature(s):              Date:

Please sign above exactly as your name appears on this Proxy Card. If shares are registered in more than one name, the signatures of all such persons are required. A corporation should sign in its full corporate name by a duly authorized officer, stating his/her title. Trustees, guardians, and administrators should sign in their official capacity, giving their full title as such. Partnerships should sign in the partnership name by the authorized person(s).

? FOLD AND DETACH HERE ?

Vote by Internet or Telephone or Mail 24 Hours a Day, 7 Days a Week

Internet and telephone voting is available through 11:59 PM Eastern Time on May 24, 2004.

Amazon.com encourages you to vote via the Internet or by telephone. Each is a cost effective method of voting and saves your Company money.

Your Internet or telephone vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.

Internet http://www.eproxy.com/amzn Use the Internet to vote your proxy. Have your proxy card in hand when you access the web site. OR

Telephone 1-800-435-6710 Use any touch-tone telephone to vote your proxy. Have your proxy card in hand when you call. OR

Mail Mark, sign and date your proxy card and return it in the enclosed postage-paid envelope.

If you vote your proxy by Internet or by telephone, you do NOT need to mail back your proxy card.

You can view the 2003 Annual Report and the Proxy Statement in connection with the Annual Meeting at www.amazon.com/ir

P R O X Y

AMAZON.COM, INC.

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS

The undersigned shareholder of Amazon.com, Inc., a Delaware corporation (the “Company”), hereby appoints Jeffrey P. Bezos, Thomas J. Szkutak and L. Michelle Wilson, or any one of them, with full power of substitution in each, as proxies to cast all votes that the undersigned is entitled to cast at the Annual Meeting of Shareholders (the “Annual Meeting”) of the Company to be held at 9:00 a.m., Pacific Time, on May 25, 2004 in the Bay Auditorium of the Bell Harbor International Conference Center, 2211 Alaskan Way, Pier 66, Seattle, Washington 98121, or any adjournment or postponement thereof, with authority to vote upon the matters set forth on the reverse side of this Proxy Card.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. UNLESS DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED:

• “FOR” THE ELECTION AS DIRECTORS OF THE NOMINEES NAMED IN THE ACCOMPANYING PROXY STATEMENT;

• “FOR” THE RATIFICATION OF THE APPOINTMENT OF ERNST & YOUNG LLP AS INDEPENDENT AUDITORS;

• “AGAINST” THE SHAREHOLDER PROPOSAL DESCRIBED IN THE ACCOMPANYING PROXY STATEMENT; AND

• IN ACCORDANCE WITH THE DISCRETION OF THE PROXIES AS TO ANY OTHER MATTERS.

The undersigned hereby acknowledges receipt of the Company’s Proxy Statement in connection with the Annual Meeting and hereby revokes any proxy or proxies previously given.

(Continued, and to be marked, dated and signed, on the other side)

Address Change/Comments (Mark the corresponding box on the reverse side)

? FOLD AND DETACH HERE ?

You can now access your AMAZON.COM account online.

Access your Amazon.com shareholder account online via Investor ServiceDirect® (ISD).

Mellon Investor Services LLC, Transfer Agent for Amazon.com, now makes it easy and convenient to get current information on your shareholder account.

• View account status • View payment history for dividends

• View certificate history • Make address changes

• View book-entry information • Obtain a duplicate 1099 tax form

• Establish/change your PIN

Visit www.melloninvestor.com and follow the instructions provided.

For Technical Assistance call 1-877-978-7778 between 9am-7pm Monday-Friday Eastern Time

Investor ServiceDirect® is a registered trademark of Mellon Investor Services LLC

THIS PROXY WILL BE VOTED AS DIRECTED, OR IF NO DIRECTION IS INDICATED, WILL BE VOTED “FOR” EACH OF THE NOMINEES NAMED IN ITEM 1, “FOR” ITEM 2 AND “AGAINST” ITEM 3.

Please Mark Here for Address Change or Comments SEE REVERSE SIDE

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS

The Board of Directors recommends a vote “FOR” Item 1

ITEM 1 – ELECTION OF DIRECTORS NOMINEES:

FOR WITHHELD FOR ALL

The Board of Directors recommends a vote “FOR” Item 2.

FOR AGAINST ABSTAIN

ITEM 2 – RATIFICATION OF THE APPOINTMENT OF ERNST & YOUNG LLP AS INDEPENDENT AUDITORS

The Board of Directors recommends a vote “AGAINST” Item 3.

FOR AGAINST ABSTAIN

ITEM 3 – SHAREHOLDER PROPOSAL-PERFORMANCE AND TIME-BASED RESTRICTED SHARE PROGRAM FOR EXECUTIVES

01 Jeffrey P. Bezos 05 Myrtle S. Potter

02 Tom A. Alberg 06 Thomas O. Ryder

03 L. John Doerr 07 Patricia Q. Stonesifer

04 William B. Gordon

INSTRUCTION: To withhold authority to vote for any nominee, write that nominee’s name in the space below.

Consenting to receive all future annual meeting materials and shareholder communications electronically is simple and fast! Enroll today at www.melloninvestor.com/ISD for secure online access to your proxy materials, statements, tax documents and other important shareholder correspondence.

Signature(s):              Date:

Please sign above exactly as your name appears on this Proxy Card. If shares are registered in more than one name, the signatures of all such persons are required. A corporation should sign in its full corporate name by a duly authorized officer, stating his/her title. Trustees, guardians, and administrators should sign in their official capacity, giving their full title as such. Partnerships should sign in the partnership name by the authorized person(s).

? FOLD AND DETACH HERE ?

Vote by Internet or Telephone or Mail

24 Hours a Day, 7 Days a Week

Internet and telephone voting is available through 11:59 PM Eastern Time on May 24, 2004.

Amazon.com encourages you to vote via the Internet or by telephone. Each is a cost effective method of voting and saves your Company money.

Your Internet or telephone vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.

Internet http://www.eproxy.com/amzn Use the Internet to vote your proxy. Have your proxy card in hand when you access the web site. OR

Telephone 1-800-435-6710 Use any touch-tone telephone to vote your proxy. Have your proxy card in hand when you call. OR

Mail Mark, sign and date your proxy card and return it in the enclosed postage-paid envelope.

If you vote your proxy by Internet or by telephone, you do NOT need to mail back your proxy card.

You can view the 2003 Annual Report and the Proxy Statement in connection with the Annual Meeting at www.amazon.com/ir

P R O X Y

AMAZON.COM, INC.

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS

The undersigned shareholder of Amazon.com, Inc., a Delaware corporation (the “Company”), hereby appoints Jeffrey P. Bezos, Thomas J. Szkutak and L. Michelle Wilson, or any one of them, with full power of substitution in each, as proxies to cast all votes that the undersigned is entitled to cast at the Annual Meeting of Shareholders (the “Annual Meeting”) of the Company to be held at 9:00 a.m., Pacific Time, on May 25, 2004 in the Bay Auditorium of the Bell Harbor International Conference Center, 2211 Alaskan Way, Pier 66, Seattle, Washington 98121, or any adjournment or postponement thereof, with authority to vote upon the matters set forth on the reverse side of this Proxy Card.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. UNLESS DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED:

• “FOR” THE ELECTION AS DIRECTORS OF THE NOMINEES NAMED IN THE ACCOMPANYING PROXY STATEMENT;

• “FOR” THE RATIFICATION OF THE APPOINTMENT OF ERNST & YOUNG LLP AS INDEPENDENT AUDITORS;

• “AGAINST” THE SHAREHOLDER PROPOSAL DESCRIBED IN THE ACCOMPANYING PROXY STATEMENT; AND

• IN ACCORDANCE WITH THE DISCRETION OF THE PROXIES AS TO ANY OTHER MATTERS.

The undersigned hereby acknowledges receipt of the Company’s Proxy Statement in connection with the Annual Meeting and hereby revokes any proxy or proxies previously given.

(Continued, and to be marked, dated and signed, on the other side)

Address Change/Comments (Mark the corresponding box on the reverse side)

? FOLD AND DETACH HERE ?